Exhibit 99.1

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Specificity, Inc., a corporation organized under the laws of the state of Nevada (the “Company”); one share of Common Stock has a par value $0.001 per share. Accordingly, the Subscriber hereby agrees as follows:

1. Subscription.

1.1	The Subscriber hereby subscribes for and agrees to accept from the Company that number of Units, each of which shall consist of exactly one (1) share of common stock and exactly one (1) warrant to purchase common stock at an exercise price of $3.00 (the “Unit”), as set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $1.50 per Unit. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the “Agreement”). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2	The closing of the Subscription of Units hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of Units hereunder.

2. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for Units, he or she must, and he does hereby, deliver to the Company:

2.1	One (1) executed counterpart of the Signature Page attached to this Agreement together with the passport copy or government ID copy; and

2.2	A check, trade draft or media due bill in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Units desired to be purchased hereunder, either made payable to the order of Specificity, Inc.; or an escrow agent as agreed upon by the Company, for the benefit of Specificity, Inc. Wire transfer and telegraphic transfer are also accepted.

3. Representations of Subscriber. By executing this Agreement, the Subscriber makes the following representations, declarations, and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1	Such Subscriber acknowledges the public availability of the Company’s current prospectus which can be viewed on the SEC Edgar Database, under the CIK number 0001840102. This prospectus is made available in the Company’s most recent S-1 Registration Statement deemed effective on July __, 2023. In this prospectus it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

3.2	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3	If the Subscriber is purchasing the Units in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete, and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

5. Execution in Counterparts. This Subscription Agreement may be executed in one or more counterparts.

6. Persons Bound. This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors, and assigns.

7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, or sent by certified, registered, or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8. CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Units of Specificity, Inc., (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Units:

x $1.50 Per Unit

Total Amount of Subscription: USD

Exact name(s) of Subscriber (s):

Signature of Subscriber(s):
(Signature)
Date:

Name of Director of the Company

Signature of Director of the Company
(Signature)
Date :

Residence or Physical Mailing Address (cannot be a P.O. Box):

_____________________________

_____________________________
_____________________________

_____________________________

Telephone Numbers (include Area Code):

Business: (___)_____________ Home: (___)_____________

Social Security, Taxpayer, or other type

Identification Number(s):